Exhibit 10.55

SECOND AMENDMENT TO LOAN AGREEMENT

Dated August 3, 2009

SECOND AMENDMENT TO LOAN AGREEMENT
This SECOND AMENDMENT TO LOAN AGREEMENT (the “Second Amendment”), dated August 3, 2009, by and between the Development Authority of Fulton County (the “Lender”), a public corporation created and existing under the laws of the State of Georgia, and Inhibitex, Inc., a Georgia corporation (the “Borrower”).
W I T N E S S E T H:
WHEREAS, the Georgia Department of Community Affairs (the “Department”) made a Regional Economic Business Assistance grant to the Lender for $2,500,000 (the “Inhibitex REBA Grant”), dated March 30, 2004, for the benefit of the Borrower with a grant award number of 04pd-060-3-4206 (the “Inhibitex REBA Award”); and
WHEREAS, under the terms of the Inhibitex REBA Award, the Lender agreed to lend to the Borrower $2,500,000 (the “Loan”) to finance part of the costs of acquiring, constructing and installing laboratory space to be located within the research and headquarters facility on Westside Parkway in Alpharetta, Georgia (the “Project”), which facility was to be leased to the Borrower by Cousins Properties, Inc.; and
WHEREAS, the Lender and the Borrower entered into a Loan Agreement (the “Original Loan Agreement”), dated December 28, 2004, setting forth the terms and conditions of the Loan; and
WHEREAS, the Inhibitex REBA Grant is reimbursable by the Lender to the Department pursuant to the conditions of the Inhibitex REBA Award; and
WHEREAS, to secure its obligation to repay the Inhibitex REBA Grant, the Lender collaterally assigned all of its right, title, and interest in the Original Loan Agreement, a Leasehold Deed to Secure Debt, dated December 28, 2004, from the Borrower to the Lender, and a Security Agreement, dated as of December 28, 2004, between the Borrower and the Lender (which instruments along with the Note, as defined below, are collectively referred to as the “Loan Documents”), to the Department, pursuant to the terms of an Assignment (the “Original Assignment”), dated December 28, 2004; and
WHEREAS, under the Original Loan Agreement, Borrower was required to repay the Loan over ten years in quarterly installments, but with an acceleration clause that shortened the repayment term to three years if a Public Offering (as defined in the Original Loan Agreement) occurred before the seventh anniversary of the first quarterly installment due under the Original Loan Agreement; and
WHEREAS, a Public Offering occurred before the seventh anniversary of the first quarterly installment due under the Original Loan Agreement, and, pursuant to a notice from the Department, the term of the Loan was reduced to three years, making the quarterly repayments equal to $208,333.33; and

WHEREAS, the Borrower requested and the Georgia Department of Economic Development (“GDED”), the Department and the Lender approved, a modification to the Original Loan Agreement so the then remaining balance of $1,250,000 would be amortized over four years instead of 18 months. This request was implemented and reflected in a First Amendment to the Loan Agreement (the Original Loan Agreement, as amended by the First Amendment, shall be referred to as the “Amended Loan Agreement”) and a First Amendment to the Assignment, both dated March 15, 2007; and
WHEREAS, in a letter dated January 30, 2009, the Borrower has requested that the Loan terms be again modified to allow two payments of $78,125 to be made on January 1, 2009, and January 1, 2010, with the remaining balance amortized over two years with quarterly payments of $60,764, as reflected in the attached amortization schedule. This request is based upon the Borrower’s need to preserve cash for the next two years so that its ongoing research and clinical trials may go forward despite a tightening of available commercial credit; and
WHEREAS, the GDED has endorsed this modification of the Loan; and
WHEREAS, the Lender and the Borrower wish to amend the Amended Loan Agreement to reflect the recited changes;
NOW, THEREFORE, for and in consideration of the foregoing premises, the agreements contained herein, the sum of Ten Dollars ($10.00) paid by each party to the other, and other good and valuable consideration, all of which the parties hereto acknowledge receiving as legally sufficient consideration at or prior to the execution of this Second Amendment, the parties hereto agree as follows:
Section 1. The second sentence of Paragraph 5(a) of the Amended Loan Agreement is hereby deleted in its entirety and replaced with the following:
The Borrower shall make one payment of $78,125 on January 1, 2009, and one payment of $78,125 on January 1, 2010, and, beginning January 1, 2011, and continuing on the first day of each successive quarter make 8 equal installments of $60,764, with a final payment of all unpaid principal and all other amounts due under the Loan Documents being due and payable on January 1, 2013. The Borrower shall execute and deliver to the Department (as assignee) a promissory note, evidencing the remaining balance of the Loan (the “Note”), which will contain the above repayment terms, among other things and the terms of which must be satisfactory to the Department.
Section 2. Except as expressly supplemented and amended by this Second Amendment, the Amended Loan Agreement is and shall remain unchanged and in full force and effect in accordance with its terms. Nothing in this Second Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of the Amended Loan Agreement or the other Loan Documents, the Loan, the Inhibitex REBA Award, or the Inhibitex REBA Grant or any indebtedness evidenced by any of them or to modify, affect, or impair the perfection or continuity of the Lender’s interests in any real or personal property that is collateral for the Loan.
Section 3. This Second Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SIGNATURES AND SEALS
IN WITNESS WHEREOF, the Lender has executed this Second Amendment by causing its name to be hereunto subscribed by its Chairman and by causing the corporate seal of the Lender to be impressed hereon and attested by its Secretary; and the Borrower has executed this Second Amendment by causing its name to be hereunto subscribed by its President and CEO, all being done as of the day and year first above written.

DEVELOPMENT AUTHORITY OF FULTON COUNTY

(SEAL)	By:	/s/

Chairman

Attest:

/s/
Secretary

INHIBITEX, INC.

By:	/s/

President and CEO

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